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Exhibit 10.1
[Conformed copy]

        Qwest Corporation

$250,000,000

7.875% Notes due 2011

PURCHASE AGREEMENT

dated November 18, 2004

Goldman, Sachs & Co.
Lehman Brothers Inc.
Deutsche Bank Securities Inc.
Banc of America Securities LLC
Credit Suisse First Boston LLC
Wachovia Capital Markets, LLC
BNY Capital Markets, Inc.
Citigroup Global Markets Inc.
Greenwich Capital Markets, Inc.

PURCHASE AGREEMENT

November 18, 2004

GOLDMAN, SACHS & CO.
LEHMAN BROTHERS INC.
DEUTSCHE BANK SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC
WACHOVIA CAPITAL MARKETS, LLC
BNY CAPITAL MARKETS, INC.
CITIGROUP GLOBAL MARKETS INC.
GREENWICH CAPITAL MARKETS, INC.
    As Initial Purchasers
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

Ladies and Gentlemen:

        Introductory.    Qwest Corporation, a Colorado corporation ("QC" or the "Company"), proposes to issue and sell (the "Offering") to the several Initial Purchasers named in Schedule A (the "Initial Purchasers"), acting severally and not jointly, the respective amounts set forth in such Schedule A of $250 million aggregate principal amount of the Company's 7.875% Notes due 2011 (the "Notes" or the "Securities"). Goldman, Sachs & Co., Lehman Brothers Inc., Deutsche Bank Securities Inc. (collectively, the "Joint Book-Running Managers") and the initial purchasers listed on Schedule A have agreed to act as the several Initial Purchasers in connection with the offering and sale of the Notes.

        The Notes will be issued pursuant to an indenture, dated as of October 15, 1999 between QC (formerly known as U S WEST Communications, Inc.), as issuer, and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A.), as supplemented by a first supplemental indenture, dated as of August 19, 2004, between the Company and U.S. Bank National Association, as trustee (the "Trustee"), and a second supplemental indenture to be entered into by and between the Company and the Trustee on the Closing Date (as defined in Section 2) (the "Indenture"). Notes will be issued initially only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the "Depositary") pursuant to a letter of representations, dated as of August 18, 2004 (the "DTC Agreement"), among the Company, the Trustee and the Depositary.

        The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of November 23, 2004 (the "Registration Rights Agreement"), among the Company and the Initial Purchasers, pursuant to which the Company will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Company with terms substantially identical to the Notes (the "Exchange Notes" or the "Exchange Securities") to be offered in exchange for the Notes (the "Exchange Offer") and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes.

        The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Circular (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (as amended, the "Securities Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") thereunder).

        The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Circular, dated November 18, 2004 (the "Preliminary Offering Circular"), and has prepared and will deliver to each Initial Purchaser, copies of the Offering Circular, dated November 18, 2004, describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. As used herein, the "Offering Circular" shall mean, with respect to any date or time referred to in this Agreement, the Company's Offering Circular, dated November 18, 2004, including amendments or supplements thereto, any exhibits thereto and any documents incorporated by reference therein, in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase the Securities.

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Circular (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Circular; and all references in this Agreement to amendments or supplements to the Offering Circular shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (as amended, the "Exchange Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) which is incorporated or deemed to be incorporated by reference in the Offering Circular.

        The Company hereby confirms its agreements with the Initial Purchasers as follows:

        Section 1.    Representations and Warranties.    The Company hereby represents, warrants and covenants to each Initial Purchaser as follows:

          (a)    No Registration Required.    Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers, or in connection with the initial resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Circular, to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

          (b)    No Integration of Offerings or General Solicitation.    The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act (each, an "Affiliate")), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of

  Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

          (c)    Eligibility for Resale under Rule 144A.    The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

          (d)    The Offering Circular.    The Offering Circular does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Circular made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Goldman, Sachs & Co. expressly for use in the Offering Circular. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary Offering Circular or the Offering Circular. The Offering Circular has been furnished to you or will be furnished to you no later than 5:00 p.m. on the date hereof.

          (e)    The Notes and the Exchange Notes.    The Notes and the Exchange Notes, when issued, will be in the form contemplated by the Indenture and will conform in all material respects to the description thereof in the Offering Circular; the Notes and the Exchange Notes have each been duly authorized by QC, and, when executed by QC and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Exchange Notes, when delivered to the exchanging holders of Notes in connection with the consummation of the Offering in accordance with the terms of the Offering Circular, will be duly executed, issued and delivered and will constitute valid and binding obligations of QC, enforceable against QC in accordance with their terms, and will be entitled to the benefits of the Indenture, except as may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the availability of specific performance or injunctive relief and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations.

          (f)    The Indenture.    The Indenture has been duly authorized by QC and, when executed and delivered by QC (assuming the due authorization, execution and delivery by the Trustee), will have been duly executed and delivered, and on the Closing Date will constitute a valid and binding obligation of QC, enforceable against QC in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the availability of specific performance or injunctive relief and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations.

          (g)    The Registration Rights Agreement and DTC Agreement.    The Registration Rights Agreement and the DTC Agreement have been duly authorized by QC and, when executed and delivered by QC (assuming the due authorization, execution and delivery by the Trustee, on behalf of the holders of the Notes and, in the case of the DTC Agreement, the Depositary), will have been duly executed and delivered and will constitute valid and binding obligations of QC, enforceable against QC in accordance with their terms, except as may be limited by (1) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (2) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the availability of specific performance or injunctive relief and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (3) public policy considerations and (ii) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (h)    The Purchase Agreement.    This Agreement has been duly authorized, executed and delivered by QC.

          (i)    No Material Adverse Change.    Except as otherwise disclosed in the Offering Circular, subsequent to the respective dates as of which information is given in the Offering Circular: (i) there has been no event that has resulted or is reasonably likely to result in a material adverse change in the financial position or results of operations of the Company and its Subsidiaries (as defined below), taken as a whole (any such change is called a "Material Adverse Change"); and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

          (j)    Independent Accountants.    KPMG LLP, who have performed a review of or expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) furnished or filed with the Commission included in the Offering Circular are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act. Any non-audit services provided by such accountants have been approved by the Audit Committee of the Company.

          (k)    Preparation of the Financial Statements.    The financial statements, together with the related schedules and notes, included or incorporated by reference in the Offering Circular, present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Circular under the captions "Offering Circular Summary—Summary Selected Financial Data" and "Selected Financial Data" (other than non-GAAP financial data) fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Circular.

          (l)    Incorporation and Good Standing of the Company.    QC has been duly incorporated, is validly existing and is in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate or other power and authority to own or lease its properties and conduct its businesses as now conducted as described in the Offering Circular, and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so qualified would not have or be reasonably likely to have a material adverse effect on the financial position or results of operations of QC (a "Material Adverse Effect").

          (m)    The Capital Stock.    The outstanding shares of capital stock or other equity interests of QC have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights; except as disclosed in the Offering Circular.

          (n)    Registration of Securities.    No holder of securities of QC (other than holders of the Securities and holders of the $575 million in aggregate principal amount of 7.875% Notes due 2011 of QC issued on August 19, 2004) will be entitled to have such securities registered under the registration statements required to be filed by QC pursuant to the Registration Rights Agreement.

          (o)    Necessary Corporate Action.    QC has taken all necessary corporate action to authorize the Offering.

          (p)    No Violations.    QC is not (i) in violation of its certificate of incorporation or bylaws, (ii) except as set forth in the Offering Circular, in violation of any statute, judgment, decree, order, rule or regulation applicable to QC or any of its respective properties or assets, except for such violations which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which QC is a party or to which QC is subject (each, a "Contract" and collectively, the "Contracts"), except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

          (q)    All Necessary Consents and Approvals.    Assuming compliance with the limitations and restrictions contained under the heading "Notice to Investors" in the Offering Circular, no consent, approval, authorization or order of any court or governmental, legislative, judicial, administrative or regulatory agency, authority or body is required for the making of the Offering, the exchange of the Notes for the Exchange Notes pursuant to the Exchange Offer, the execution, delivery and performance of any of this Agreement, the Preliminary Offering Circular, the Offering Circular, the Notes, the Exchange Notes, the Indenture or the Registration Rights Agreement, collectively, the "Transaction Documents" or the consummation of the other transactions contemplated in this Agreement, except (i) such as have been obtained on or prior the Closing Date, (ii) such as may be required under the Securities Act, the Exchange Act, state securities or "Blue Sky" laws in connection with the exchange of the New Securities for the Registered Exchange Notes, as applicable and (iii) such as may be required under the Registration Rights Agreement.

          (r)    No Liens or Encumbrances.    The Offering, the exchange of the Notes for the Exchange Notes pursuant to the Registration Rights Agreement, the execution, delivery and performance of any of the Transaction Documents and the consummation of the transactions contemplated in this Agreement will not conflict with or constitute or result in a breach or violation of, or result in the creation or imposition of a lien, charge or encumbrance on any material property or assets of QC or any Subsidiary (other than as permitted under the Indenture) under, any of (i) the terms or provisions of, or constitute a default by QC or any Subsidiary under, any Contract, (ii) the certificate of incorporation or bylaws (or similar organizational documents) of QC or any Subsidiary or (iii) any statute, judgment, decree, order, rule or regulation of any court or governmental, legislative, judicial, administrative or regulatory agency, authority or body applicable to QC or any Subsidiaries or any of their respective properties, except for such conflicts, breaches, violations or defaults, in the case of clauses (i) and (iii), which would not, individually or in the aggregate, have a Material Adverse Effect.

          (s)    Compliance with the Offering Circular.    The statements in the Offering Circular under the headings "Description of the Notes," "Description of Other Indebtedness" and "Certain United States Federal Income Tax Considerations" fairly summarize the matters described therein in all material respects.

          (t)    The Transaction Documents.    The Transaction Documents, other than the Preliminary Offering Circular and Offering Circular, conform or will conform in all material respects to the descriptions thereof in the Offering Circular.

          (u)    No Litigation.    Except as set forth in the Offering Circular, there is no action, suit or proceeding by or before any court or governmental, legislative, judicial, administrative or regulatory agency, authority or body or any arbitrator involving QC or any Subsidiary or property of QC or any Subsidiary pending or, to the best knowledge of QC, threatened, except for such actions, suits or proceedings which would not, individually or in the aggregate, reasonably be expected to have (i) a material adverse effect on the performance by QC of any of the Transaction Documents (other than the Preliminary Offering Circular and Offering Circular), to the extent each will be a party thereto, the issuance of the Notes or the consummation of any of the transactions contemplated hereby or by the other Transaction Documents or (ii) a Material Adverse Effect.

          (v)    Permits.    Except as set forth in the Offering Circular and except for Permits (as defined below) reasonably expected to be obtained in the ordinary course of business, QC and each of the Subsidiaries possesses all material licenses, permits, franchises and other governmental authorizations, consents and approvals necessary (collectively, the "Permits") to conduct the businesses and own or lease its properties now or proposed to be operated by it as described in the Offering Circular and QC and each of the Subsidiaries is in compliance with the terms of such Permits, except where failure to possess such Permits or to so comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Permits are valid and in full force and effect, except where failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; none of QC or any Subsidiary has received any notice of any proceeding relating to the revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

          (w)    Conduct of Business.    Subsequent to the respective dates as of which information is given in the Offering Circular and except as described therein or contemplated thereby, neither QC nor any Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business.

          (x)    Title to Property.    QC and each of the Subsidiaries has satisfactory title to all real property described in the Offering Circular as being owned by it, and satisfactory title to each leasehold estate in the real property described in the Offering Circular as being leased by it (except for those leases of real property in which QC or any Subsidiary has such title but for the requirement that the landlord consent to an assignment or sublease of the lease) as is necessary to conduct the businesses and operate and utilize such real properties as now or proposed to be conducted, operated or utilized by it, as described in the Offering Circular, except in each case, to the extent the failure to have such title would not have a Material Adverse Effect, in each case free and clear of all Liens (as defined in the Indenture) other than those described under the Indenture as Permitted Liens or those that, individually or in the aggregate, do not have a Material Adverse Effect.

          (y)    No Labor Disputes.    There is no strike, labor dispute, slowdown or work stoppage with the employees of QC or any of the Significant Subsidiaries which is pending or, to the best knowledge of QC, threatened in writing, except for such events that would not, individually or in the aggregate, have a Material Adverse Effect.

          (z)    Company not an "Investment Company."    QC is not now nor, after giving effect to the offering and issuance of the Exchange Notes, and the cancellation of the Notes accepted in the Exchange Offer and the consummation of the other transactions contemplated by the Offering Circular, will be an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (aa)    No Price Stabilization or Manipulation.    Neither QC nor any Subsidiary or, to the best knowledge of QC, any of their directors, senior executive officers or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of QC to facilitate the sale or resale of the Notes.

          (bb)    Officer's Certificate.    Any certificate signed by any officer of QC and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the Offering shall be deemed a representation and warranty by QC to the Initial Purchasers as to matters covered thereby.

          (cc)    Compliance with Sarbanes-Oxley Act of 2002.    The Company and, to its best knowledge, its officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act") that are effective.

          (dd)    No Significant Subsidiaries.    QC has no subsidiaries that individually or in the aggregate would be a "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X).

        Section 2.    Purchase, Sale and Delivery of the Securities.

          (a)    The Securities.    The Company agrees to issue and sell to the several Initial Purchasers, severally and not jointly, all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes to the extent set forth opposite their names on Schedule A at the purchase price set forth on Schedule A as a percentage of the principal amount thereof payable on the Closing Date.

          (b)    The Closing Date.    Delivery of certificates for the Notes in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005 (or such other place as may be agreed to by the Company and the Initial Purchasers) at 9:00 a.m. New York City time, on the date specified on Schedule A for the Notes, or such other time and date as the Initial Purchasers shall designate by notice to the Company (the time and date of such closing for the Notes is called the "Closing Date").

          (c)    Delivery of the Securities.    The Company shall deliver, or cause to be delivered, to Goldman, Sachs & Co. for the accounts of the several Initial Purchasers certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

          (d)    Initial Purchasers as Qualified Institutional Buyers.    Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501 under the Securities Act (an "Accredited Investor").

        Section 3.    Additional Covenants.    QC further covenants and agrees with each Initial Purchaser as follows:

          (a)    Initial Purchasers' Review of Proposed Amendments and Supplements.    Until the later of the Closing Date and the resale of all of the Notes by the Initial Purchasers to the Subsequent Purchasers, prior to amending or supplementing the Offering Circular (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), QC shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and QC shall not use any such proposed amendment or supplement to which the Initial Purchasers reasonably object.

          (b)    Amendments and Supplements to the Offering Circular and Other Securities Act Matters.    If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Circular in order to make the statements therein, in the light of the circumstances when the Offering Circular is delivered to a purchaser, not misleading, or if in the reasonable opinion of the Joint Book-Running Managers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Circular to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Circular so that the statements in the Offering Circular as so amended or supplemented will not, in the light of the circumstances when the Offering Circular is delivered to a purchaser, be misleading or so that the Offering Circular, as amended or supplemented, will comply with law.

        The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each Offering Circular, amendment or supplement referred to in this Section 3.

          (c)    Copies of the Offering Circular.    The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Offering Circular and any amendments and supplements thereto as they shall have reasonably requested.

          (d)    Blue Sky Compliance.    The Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

          (e)    Use of Proceeds.    The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption "Use of Proceeds" in the Offering Circular.

          (f)    The Depositary.    The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

          (g)    Future Reports.    For so long as any Securities or Exchange Securities remain outstanding, the Company will furnish to the Joint Book-Running Managers: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company (or of Qwest Communications International Inc. if QC is no longer required to report under the requirements of the Exchange Act) containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities). The availability of any such report, proxy statement or communication on the Commission's EDGAR system shall be sufficient to satisfy the Company's obligation to furnish such report, proxy statement or communication under this Section 3(g).

          (h)    No Integration.    The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

          (i)    Legended Securities.    Each certificate for a Note will bear the legend contained in "Notice to Investors" in the Offering Circular for the time period and upon the other terms stated in the Offering Circular.

          (j)    PORTAL.    The Company will use its reasonable best efforts to cause such Notes to be eligible for the National Association of Securities Dealers, Inc. The PORTAL® Market ("The PORTAL Market").

        The Joint Book-Running Mangers, on behalf of the several Initial Purchasers, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

        Section 4.    Payment of Expenses.    The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each Preliminary Offering Circular and the Offering Circular (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement and the Notes, (v) all filing fees, attorneys' fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the Blue Sky laws and, if requested by the Initial Purchasers, preparing and printing a "Blue Sky Survey" or Circular, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies and the listing of the Securities with The PORTAL Market, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by the National Association of Securities Dealers, Inc., if any, of the terms of the sale of the Securities or the Exchange Securities, and (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for "book-entry" transfer, and the performance by the Company of its other obligations under this Agreement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

        Section 5.    Conditions of the Obligations of the Initial Purchasers.    The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

          (a)    Accountants' Comfort Letter.    On the date hereof, the Initial Purchasers shall have received from KPMG LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountant's "comfort letters" to Initial Purchasers, with respect to the audited and unaudited financial statements and certain financial information contained or incorporated by reference in the Offering Circular.

          (b)    No Material Adverse Change or Ratings Agency Change.    For the period from and after the date of this Agreement and prior to the Closing Date:

              (i)  in the judgment of the Joint Book-Running Managers there shall not have occurred any Material Adverse Change; and

             (ii)  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436 under the Securities Act.

          (c)    Opinion of Counsel for the Company.    On the Closing Date the Initial Purchasers shall have received the favorable opinions of in-house counsel of the Company and outside counsel for the Company, dated as of such Closing Date, the forms of which are attached hereto as Exhibits A-1, A-2, A-3 and A-4.

          (d)    Opinion of Counsel for the Initial Purchasers.    On the Closing Date the Initial Purchasers shall have received the favorable opinion of Cahill Gordon & Reindel llp, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

          (e)    Officers' Certificate.    On the Closing Date the Initial Purchasers shall have received a written certificate executed by an officer of the Company and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that to the best knowledge of such officer:

              (i)  for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

             (ii)  the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

            (iii)  the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

          (f)    Bring-down Comfort Letter.    On the Closing Date the Initial Purchasers shall have received from KPMG LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

          (g)    PORTAL Listing.    At the Closing Date the Notes shall have been designated for trading on The PORTAL Market.

          (h)    Registration Rights Agreement.    The Company shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

          (i)    Additional Documents.    On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

        If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

        Section 6.    Reimbursement of Initial Purchasers' Expenses.    If this Agreement is terminated by the Initial Purchasers pursuant to Section 5, or if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

        Section 7.    Offer, Sale and Resale Procedures.    Each of the Initial Purchasers, on the one hand, and the Company, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

  (A)
  Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

  (B)
  The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

  (C)
  With respect to offers and sales of Notes outside the United States, each Initial Purchaser understands that no action has been or will be taken in any jurisdiction by QC that would permit a public offering of the Notes, or possession or distribution of either the Preliminary Offering Circular or the Final Offering Circular or any other offering or publicity material relating to the Notes, in any country or jurisdiction where legal or regulatory action for that purpose is required.

  (D)
  Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:

      "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."

        Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security by any Persons other than the respective Initial Purchasers.

        Section 8.    Indemnification.    QC hereby agrees to hold each Initial Purchaser harmless and to indemnify each Initial Purchaser (including any of its affiliated companies and any director, officer, agent or employee of such Initial Purchaser or any such affiliated company) in its capacity as Initial Purchaser and any director, officer or other person controlling (within the meaning of Section 20(a) of the Exchange Act) such Initial Purchaser (including any of such Initial Purchaser's affiliated companies) (collectively, "Indemnified Persons") from and against any and all losses, claims, damages, liabilities or expenses (whether direct or indirect, in contract, tort or otherwise) whatsoever, as incurred (including the cost of any investigation and preparation), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, or any omission or alleged omission to state in any the Offering Circular a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for any such loss, claim, damage, liability or expense which arises out of or is based upon (x) any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular or (y) any omission or alleged omission to state in the Offering Circular a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, if in any such case such statement or omission relates to such Initial Purchaser and was made in reliance upon and in conformity with information furnished in writing by such Initial Purchaser to QC expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of each Initial Purchaser consists of the last sentence of the second paragraph of text under the caption "Underwriting," concerning the terms of the offering by the Initial Purchasers, and the sixth and seventh paragraphs of text under the caption "Underwriting" in the Offering Circular, concerning short sales, stabilizing transactions and purchases to cover positions created by short sales by the Initial Purchasers (the "Initial Purchaser Information"). The foregoing indemnity shall be in addition to any liability which QC might otherwise have to such Initial Purchaser and such other Indemnified Persons.

        Each Initial Purchaser severally hereby agrees to hold QC harmless and to indemnify QC (including any of its respective affiliated companies and any director, officer, agent or employee of QC or any such affiliated company) and any director, officer or other person controlling (within the meaning of Section 20(a) of the Exchange Act) QC (including any of QC's affiliated companies) from and against any and all losses, claims, damages, liabilities or expenses (whether direct or indirect, in contract, tort or otherwise) whatsoever, as incurred (including the cost of any investigation and preparation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Purchaser Information furnished by such Initial Purchaser for inclusion in the Offering Circular, or any omission or alleged omission to state in such Initial Purchaser Information a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        If a claim is made against any Indemnified Person as to which such Indemnified Person may seek indemnity under this Section 8, such Indemnified Person shall notify QC promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify QC promptly of any action commenced against such Indemnified Person within a reasonable time after such Indemnified Person shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Failure to so notify QC shall not, however, relieve QC from any liability which it may have on account of the indemnity under this Section 8, except to the extent such failure results in the forfeiture by QC of substantial rights and defenses. QC shall have the right to assume the defense of any such litigation or proceeding, including the engagement of counsel reasonably satisfactory to such Initial Purchaser. In any such litigation or proceeding the defense of which QC shall have so assumed, any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) QC shall have failed promptly to assume the defense thereof and employ counsel as provided above or (ii) counsel to the Indemnified Person reasonably determines that representation of such Indemnified Person by QC's counsel would present QC's counsel with a conflict of interest. It is understood that QC shall not, in connection with any litigation or proceeding or related litigation or proceeding in the same jurisdiction, be liable under this Agreement for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Persons and that all such fees and expenses shall be reimbursed as they are incurred. Such separate firm shall be designated by the Initial Purchasers.

        QC agrees to notify each Initial Purchaser promptly of the written assertion of any claim in connection with the Offering against it, any of its officers or directors or any person who controls it within the meaning of Section 20(a) of the Exchange Act. QC will not settle, compromise or consent to entry of judgment with respect to any litigation or proceeding in respect of which indemnity may be sought hereunder, whether or not an Initial Purchaser or its related Indemnified Persons is an actual or potential party to such litigation or proceeding, without each Initial Purchaser's prior written consent (which consent shall not be unreasonably withheld or delayed), unless such settlement, compromise or consent (i) includes an unconditional release of each such Initial Purchaser and its related Indemnified Persons from all liability in any way related to or arising out of such litigation or proceeding and (ii) does not impose any actual or potential liability or any other obligation upon any such Initial Purchaser and its related Indemnified Persons and does not contain any factual or legal admission of fault, culpability or a failure to act by or with respect to any such Initial Purchaser and its related Indemnified Persons.

        Section 9.    Contribution.    If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company in respect of the Securities in which the related Initial Purchasers participated as such, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement in respect of the Securities in which the related Initial Purchaser participated as such shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 for purposes of indemnification.

        The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

        Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

        Section 10.    Termination of this Agreement.    Prior to the Closing Date, this Agreement may be terminated by Joint Book-Running Managers, on behalf of the Initial Purchasers, by notice given to the Company if at any time: (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any national or international crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in the United States' or international political, financial or economic conditions, as in the judgment of the Joint Book-Running Managers is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Offering Circular or to enforce contracts for the sale of securities; or (iv) since the date of the Offering Circular, there shall have occurred any Material Adverse Change which in the judgment of the Joint Book-Running Managers makes it impracticable to market the Securities in the manner and on the terms described in the Offering Circular. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Company or (iii) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

        Section 11.    Representations and Indemnities to Survive Delivery.    The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

        Section 12.    Notices.    All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

      If to the Initial Purchasers:

      Goldman, Sachs & Co.
      85 Broad Street
      New York, NY 10004
      Attention: Legal Department
      Fax: (212) 902-3000

      Deutsche Bank Securities Inc.
      60 Wall Street
      New York, NY 10005
      Attention: Corporate Finance Department
      Fax: (212) 797-5765

      Lehman Brothers Inc.
      745 Seventh Avenue
      New York, NY 10019
      Attention: Debt Capital Markets, Telecommunications Group
      (with a copy to General Counsel at the same address)
      Fax: (212) 526-0943

        with a copy to:

      Cahill Gordon & Reindel LLP
       80 Pine Street
      New York, New York 10005
      Attention: James J. Clark, Esq.
                        Jonathan A. Schaffzin, Esq.
      Fax: (212) 269-5420

        If to QC:

      Qwest Corporation
      1801 California Street
      Denver, Colorado 80202
      Attention: Chief Financial Officer
      Fax: (303) 296-6920
      General Counsel
      Fax: (303) 296-5974

        with a copy to:

      Gibson, Dunn & Crutcher LLP
      1801 California Street, Suite 4200
      Denver, Colorado 80202
      Attention: Richard M. Russo, Esq.
      Fax: (303) 313-2838

        and a copy to:

      O'Melveny & Myers
      400 South Hope Street
      Los Angeles, California 90071
      Attention: David J. Johnson, Jr., Esq.
      Fax: (213) 430-6407

        Any party hereto may change the address for receipt of communications by giving written notice to the others.

        Section 13.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

        Section 14.    Partial Unenforceability.    The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

        Section 15.    Governing Law Provisions.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

        Section 16.    Default of One or More of the Several Initial Purchasers.    If any one or more of the several Initial Purchasers with respect to the Notes shall fail or refuse to purchase such Notes that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate principal amount of such Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Initial Purchasers with respect to such Notes shall be obligated, severally, in the proportions that the principal amount of Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with respect to such Notes with the consent of the non-defaulting Initial Purchasers with respect to such Notes, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Initial Purchasers with respect to the Notes shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of such Notes to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers with respect to the Notes and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate with respect to the Notes without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Circular or any other documents or arrangements may be effected.

        As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 16. Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

        Section 17.    General Provisions.    This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
QWEST CORPORATION
By:	/s/ RAHN K. PORTER Name: Title:

        The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

GOLDMAN, SACHS & CO.
LEHMAN BROTHERS INC.
DEUTSCHE BANK SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC
WACHOVIA CAPITAL MARKETS, LLC
BNY CAPITAL MARKETS, INC.
CITIGROUP GLOBAL MARKETS INC.
GREENWICH CAPITAL MARKETS, INC.

By:    GOLDMAN, SACHS & CO.

/s/ GOLDMAN, SACHS & CO. (GOLDMAN, SACHS & CO.)

-S-

SCHEDULE A

Initial Purchasers for Notes	Principal Aggregate Amount of Notes to be Purchased
Goldman, Sachs & Co	$65,624,000
Lehman Brothers Inc.	65,624,000
Deutsche Bank Securities Inc.	56,250,000
Banc of America Securities LLC	16,667,000
Credit Suisse First Boston LLC	16,667,000
Wachovia Capital Markets, LLC	16,667,000
BNY Capital Markets, Inc.	4,167,000
Citigroup Global Markets Inc.	4,167,000
Greenwich Capital Markets	4,167,000

Total	$250,000,000

Purchase Price to the Company for Notes	106% of Principal Amount, plus accrued and unpaid interest from August 19, 2004 through November 23, 2004.
Closing Date for Notes	November 23, 2004

EXHIBIT A-1

[FORM OF OPINION OF IN-HOUSE COUNSEL TO COMPANY]

        1.     Qwest Corporation ("QC") is a corporation validly existing under the laws of Colorado, with the power under Colorado law and its articles of incorporation and by-laws (the "Organizational Documents") to own its properties and assets, to carry on its business as described in the Offering Circular and to enter into the Purchase Agreement.

        2.     The outstanding shares of the capital stock of QC have been duly authorized by all necessary corporate action on the part of QC and are validly issued, fully paid and nonassessable. Except as otherwise set forth in the Offering Circular, the outstanding shares of the capital stock of QC are owned of record by Qwest Services Corporation, a Colorado corporation.

        3.     To my knowledge, QC is not in violation of its Organizational Documents.

        4.     To my knowledge, and except as set forth in the Offering Circular, QC is not (A) in violation of any statute, judgment, decree, order, rule or regulation of any New York or federal court or governmental authority binding on QC or any of its properties or assets, or (B) in default in the performance or observance of any material agreement, which violation or default has had or would reasonably be expected to have a Material Adverse Effect.

        5.     To my knowledge, and except as set forth in the Offering Circular, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which QC or any of its Significant Subsidiaries is a party, or to which the assets, properties or operations of QC or any of its Significant Subsidiaries is subject, before or by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to have a Material Adverse Effect.

        6.     The Offering, the execution and delivery by QC of the Transaction Documents, and the performance of its obligations under the Transaction Documents will not (i) violate the articles of incorporation or bylaws or similar organizational documents of QC, or (ii) breach or otherwise violate any existing obligation of or restriction on QC under any order, judgment or decree of any New York or federal court or governmental authority known to me binding on QC, which violation or breach would reasonably be expected to have a Material Adverse Effect.

        I have reviewed the Offering Circular, but have not independently verified the accuracy, completeness or fairness of the statements in that document. The limitations inherent in such review, and the knowledge available to me, are such that I am unable to assume, and I do not assume, any responsibility for such accuracy, completeness or fairness. However, on the basis of such review, I do not believe that the Offering Circular, considered as a whole as of the date of the Offering Circular or the date hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. However, I express no opinion or belief as to the financial statements, including the notes thereto, and any other financial or statistical data that is found in or derived from the accounting or financial records of the Company and its subsidiaries, that are contained or incorporated by reference in the Offering Circular.

EXHIBIT A-2

[FORM OF OPINION OF OUTSIDE COUNSEL
(GIBSON, DUNN & CRUTCHER LLP)]

        1.     QC is a validly existing corporation in good standing under the laws of the State of Colorado, with the requisite corporate power and authority to own or lease its properties and conduct its business as now conducted as described in the Offering Circular.

        2.     The Notes and the Exchange Notes have been duly authorized by all necessary corporate action of QC.

        3.     The execution, delivery and performance of the Indenture by QC has been duly authorized by all necessary action. The Indenture has been duly executed and delivered by QC.

        4.     The execution, delivery and performance of the Registration Rights Agreement by QC has been duly authorized by all necessary action. The Registration Rights Agreement has been duly executed and delivered by QC. The Registration Rights Agreement constitutes the legal, valid and binding obligations of QC, enforceable against QC in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including the effect of statutory and other laws regarding fraudulent transfers or preferential transfers), and by general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

        5.     The execution and delivery by QC of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Notes and the Exchange Notes, and the performance of its obligations thereunder, will not require any filing with or approval of any governmental authority of the State of New York, the State of Colorado or the United States of America applicable to QC that, in our experience, is generally applicable to transactions of the type contemplated by the Purchase Agreement, except that we express no opinion regarding any federal or state communication laws, federal securities laws, or Blue Sky or state securities laws.

        6.     Assuming the accuracy of, and compliance with, the representations, warranties and agreements of the Company and the Initial Purchasers relating to the offering of the Notes set forth in the Purchase Agreement and assuming that the offering is made as contemplated in the Offering Circular, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with Section 7 of the Purchase Agreement to register the Notes under the Securities Act, it being understood that no opinion is expressed as to any subsequent resale of any Note.

        7.     The execution and delivery by QC of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Notes and the Exchange Notes and the performance of its obligations thereunder, will not violate any law or regulation of the State of New York, the State of Colorado or the United States of America applicable to QC that, in our experience, is generally applicable to transactions of the type contemplated by the Purchase Agreement, except that we express no opinion regarding any federal or state communications laws, federal securities laws, or Blue Sky or state securities laws or as to Sections and 8 and 9 of the Purchase Agreement.

        8.     Insofar as the statements in the Offering Circular under the caption "Certain United States Federal Income Tax Considerations" purport to describe specific provisions of the Internal Revenue Code, such statements present in all material respects an accurate summary of such provisions.

        9.     QC is not an investment company required to register under the Investment Company Act of 1940, as amended.

        10.   The execution, delivery and performance of the Purchase Agreement have been duly authorized by all necessary corporate action of QC. The Purchase Agreement has been duly executed and delivered by QC.

        11.   Insofar as the statements in the Offering Circular under the caption "Exchange Offer; Registration Rights" purport to describe specific provisions of the Registration Rights Agreement, such statements present in all material respects an accurate summary of such provisions.

        We have participated in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company and representatives of the Initial Purchasers and their counsel at which the contents of the Preliminary Offering Circular and the Offering Circular (in each case excluding the "Description of Notes" and "Form, Denomination, Transfer, Exchange and Book Entry Procedures") and related matters were discussed. Because the purpose of our professional engagement was not to establish or confirm factual matters and because the scope of our examination of the affairs of the Company and its Subsidiaries did not permit us to verify the accuracy, completeness or fairness of the statements set forth in the Preliminary Offering Circular and the Offering Circular, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Offering Circular or the Final Offering Circular, except to the extent set forth in paragraph 8. On the basis of the foregoing, and except for the financial statements, including the notes thereto, and any other financial or statistical data that is found in or derived from the internal accounting or financial records of the Company and its subsidiaries, that are contained or incorporated by reference in the Offering Circular, as to which we express no opinion or belief, no facts have come to our attention that led us to believe that the Offering Circular, as of its date or the date hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2

EXHIBIT A-3

[FORM OF OUTSIDE COUNSEL OPINION (O'MELVENY & MYERS LLP)]

        1.     The Notes, assuming the due authorization and execution by QC, and upon payment for and delivery of the Notes in accordance with the Purchase Agreement and the authentication of the certificate or certificates representing the Notes by a duly authorized signatory of the Trustee in accordance with the provisions of the Indenture, will be legally valid and binding obligations of QC, enforceable against QC in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

        2.     The Exchange Notes, assuming the due authorization and execution by QC, and when delivered in the form of and in exchange for the Notes in accordance with the provisions of the Registration Rights Agreement and the Indenture and the authentication of the certificate or certificates representing the Exchange Notes by a duly authorized signatory of the Trustee in accordance with the provisions of the Indenture, will be legally valid and binding obligations of QC, enforceable against QC in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

        3.     Assuming the due authorization and execution and delivery by QC and the Trustee, the Indenture will constitute the legally valid and binding obligation of QC enforceable, against QC in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation fraudulent conveyance laws), and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

        4.     The Offering, in the manner contemplated by the Offering Circular, the execution and delivery by QC of the Transaction Documents, and the performance of its obligations under the Transaction Documents will not violate, breach or result in a default under any existing obligation of or restriction on QC under any agreement (the "Relevant Agreements") identified in Exhibit A hereto. If a Relevant Agreement is governed by the laws of a jurisdiction other than New York, we have assumed such Relevant Agreement is governed by the laws of the State of New York. We express no opinion as to the effect of QC's performance of its obligations under the Transaction Documents on its compliance with financial covenants in the Relevant Agreements.

        5.     The statements in the Offering Circular under the caption "Description of the Notes" and "Description of Other Indebtedness", insofar as they summarize provisions of the Notes, or the Indenture or the documents evidencing such other applicable debt instruments, fairly present the information therein in all material respects.

EXHIBIT 1 TO EXHIBIT A-3
RELEVANT AGREEMENTS

Qwest Corporation:

1.
Indenture dated as of April 15, 1990 between Qwest Corporation and The First National Bank of Chicago;

a.
First Supplemental Indenture dated as of April 16, 1991 between Qwest Corporation and the First National Bank of Chicago;

2.
Indenture dated as of October 15, 1999 between Qwest Corporation and Bank One Trust Company, National Association;

a.
First Supplemental Indenture dated as of August 19, 2004 between Qwest Corporation and U.S. Bank National Association;

3.
Term Loan Agreement dated as of June 9, 2003 among Qwest Corporation, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston, Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc. and the Lenders listed therein; and

4.
Other Indentures:

a.
Indenture dated January 1, 1968 between Qwest Corporation and Iowa-Des Moines National Bank; and

b.
Indenture dated August 1, 1967 between Qwest Corporation and Idaho First National Bank.

Qwest Communications International Inc. and Qwest Services Corporation:

1.
Indenture dated October 15, 1997 between Qwest Communications International Inc. and Bankers Trust Company;

a.
First Supplemental Indenture dated February 16, 2001;

2.
Indenture dated January 29, 1998 between Qwest Communications International Inc. and Bankers Trust Company;

a.
First Supplemental Indenture dated February 16, 2001;

3.
Indenture dated November 4, 1998 between Qwest Communications International Inc. and Bankers Trust Company;

a.
First Supplemental Indenture dated December 26, 2002;

b.
Second Supplemental Indenture dated December 2, 2003;

4.
Indenture dated November 27, 1998 between Qwest Communications International Inc. and Bankers Trust Company;

a.
First Supplemental Indenture dated as of December 26, 2002;

b.
Second Supplemental Indenture dated as of December 4, 2003;

5.
Indenture dated June 29, 1998 between Qwest Capital Funding, Inc. and The First National Bank of Chicago;

a.
First Supplemental Indenture dated June 30, 2000;

b.
Second Supplemental Indenture dated Feb 4, 2002;

2

6.
Indenture dated August 28, 1997 between Qwest Communications International Inc. and Bankers Trust Company;

a.
First Supplemental Indenture dated February 16, 2001;

7.
Indenture dated as of December 26, 2002 among Qwest Communications International Inc., Qwest Services Corporation, Qwest Capital Funding, Inc. and Bank One Trust Company, N.A.;

8.
Indenture dated as of February 5, 2004 among Qwest Communications International Inc., Qwest Services Corporation, Qwest Capital Funding, Inc. and J.P. Morgan Trust Company; and

9.
Credit Agreement dated as of February 5, 2004 among Qwest Communications International Inc., Qwest Services corporation, Bank of America, N.A. and the Lenders listed therein.

3

EXHIBIT A-4

[FORM OF OPINION OF HOGAN & HARTSON, L.L.P.]

        1.     No consent, approval or authorization by the FCC is required in connection with the Offering, the execution, delivery and performance by QC of any of the Transaction Documents and the consummation by QC of the transactions contemplated in this Purchase Agreement, except that the approval of the FCC must be obtained prior to the exercise of any rights with respect to the collateral that would constitute a transfer of control of QC or any FCC-regulated subsidiary (direct or indirect) of QC. We express no opinion as to whether the FCC would grant any application requesting approval for such transfer of control.

          (b)   The Offering, the execution, delivery and performance by QC of any of the Transaction Documents and the consummation by QC of the transactions contemplated by this Purchase Agreement does not violate any applicable provision of the Communications Act or the FCC Rules.

          (c)   The Offering, the execution, delivery and performance of any of the Transaction Documents and the consummation of the transactions contemplated by the Purchase Agreement by QC is not inconsistent with any applicable published order of the FCC as of the date of such opinion.

          (d)   The statements in the Offering Circular under the headings "Risk Factors—We operate in a highly regulated industry, and are therefore exposed to restrictions on our manner of doing business and a variety of claims relating to such regulation," "Business—Regulation" and "Business—Legal Proceedings—Legal Proceedings Involving QC—Regulatory Matters," insofar as such statements purport to summarize applicable provisions of the Communications Act and the FCC Rules, are accurate summaries in all material respects of the provisions purported to be summarized.

ANNEX I

        Resale Pursuant to Regulation S or Rule 144A.    Each Initial Purchaser understands that:

        Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes pursuant hereto and the Closing Date, except in either case than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Notes, except such advertisements as are permitted by and include the statements required by Regulation S.

        Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

  "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Notes were first offered to persons other than "distributors" (as defined in Regulation S) in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

Annex-I-1

QuickLinks

  Exhibit 10.1 [Conformed copy]
PURCHASE AGREEMENT
  SCHEDULE A
  EXHIBIT A-1
[FORM OF OPINION OF IN-HOUSE COUNSEL TO COMPANY ]
  EXHIBIT A-2
[FORM OF OPINION OF OUTSIDE COUNSEL (GIBSON, DUNN & CRUTCHER LLP)]
  EXHIBIT A-3
[FORM OF OUTSIDE COUNSEL OPINION (O'MELVENY & MYERS LLP)]
EXHIBIT 1 TO EXHIBIT A-3 RELEVANT AGREEMENTS
  EXHIBIT A-4
[FORM OF OPINION OF HOGAN & HARTSON, L.L.P.]
  ANNEX I